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                                                                    EXHIBIT 99.4



                  [William Blair & Company, L.L.C. letterhead]



                   CONSENT OF WILLIAM BLAIR & COMPANY, L.L.C.



     We hereby consent to the use in the Registration Statement and Proxy of IOS Brands Corporation on Form S-4 of our opinion dated March 2, 2002, appearing as Annex C to the Proxy Statement-Prospectus which is a part of such Registration Statement and Proxy, and to the description of such opinion and to the references to our name under the captions "Questions and Answers Regarding the Merger and the IOS Transactions"; "Summary--Opinions of Financial Advisors" and "--Position of IOS as to Fairness of the Merger; and "The Merger--Background of the Merger" and "--Fairness Opinion of William Blair." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement and Proxy within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                            Very truly yours,



                                            WILLIAM BLAIR & COMPANY, L.L.C.